Exhibit 10.8

AGREEMENT PURSUANT TO THE
LINCOLN EDUCATIONAL SERVICES CORPORATION
2020 LONG-TERM INCENTIVE PLAN

PERFORMANCE-RESTRICTED SHARES

THIS AGREEMENT (this “Agreement”) evidences a grant of      performance-restricted shares (“Performance-Restricted Shares”) by Lincoln Educational Services Corporation (the “Company”) under the Lincoln Educational Services Corporation 2020 Long-Term Incentive Plan (the “Plan’’) of Company common stock, no par value per share (collectively, the “Common Stock” or the “Shares”) to the Participant named below.  Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.

1.    Participant:

2.    Grant Date:

3.    Number of Shares granted subject to restriction:

Performance-Restricted Shares:

4.   Restrictions on Transfer.  The Participant shall not sell, transfer, pledge, hypothecate, assign or otherwise dispose of the Performance-Restricted Shares, except as set forth in the Plan or this Agreement. Any attempted sale, transfer, pledge, hypothecation, assignment or other disposition of the Performance-Restricted Shares in violation of the Plan or this Agreement shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.
5.     Performance-Restricted Shares.

(a)     Nature of Performance-Restricted Shares.  Performance-Restricted Shares represent the opportunity to vest in the number of Shares issued as Performance-Restricted Shares under Section 3 of this Agreement upon the Company’s achievement of specified performance metric. The vesting conditions applicable to Performance-Restricted Shares determine the number of Shares becoming vested. The performance metrics relating to this grant are set forth on Schedule A attached to this Agreement.

(b)   Vesting of Performance-Restricted Shares.  Provided that the Participant has not experienced a Termination Event (as hereinafter defined) prior to [March 1, 2028], up to 100% of the Performance-Restricted Shares shall vest on [that date], as determined by the performance metrics set forth on Schedule A attached hereto. The number of vested Performance-Restricted Shares shall be determined by multiplying the Performance-Restricted Shares by the applicable share payout percentage (the “Share Payout Percentage”) set forth on Schedule A attached to this Agreement.  If the number of vested Shares so determined is less than 100% of the Performance-Restricted Shares, the remaining balance (the unvested Performance-Related Shares) shall be forfeited. Examples of the calculation of vesting with respect to Performance-Restricted Shares are set forth on Schedule B attached to this Agreement.  The examples are provided solely for purposes of illustration.

6.    Terms Applicable to Performance-Restricted Shares.

(a)    Retention of Certificates.  Promptly after the date of this Agreement, the Company may issue stock certificates representing the Performance-Restricted Shares unless, to the extent permitted under applicable law, it hereby elects to issue the Performance-Restricted Shares in the form of uncertificated Shares and recognize such ownership through an uncertificated book entry account maintained by the Company (or its designee) on behalf of the Participant or through another similar method.  The Performance-Restricted Shares shall be registered in the Participant’s name and any stock certificates shall bear any legend required under the Plan or Section 7 of this Agreement.  Unless held in uncertified book entry form, such stock certificates shall be held in custody by the Company (or its designated agent) until the restrictions thereon shall have lapsed.  Upon the Company’s request, the Participant shall deliver to the Company a duly signed stock power, endorsed in blank, relating to the Performance-Restricted Shares.  If the Participant receives a stock dividend or extraordinary cash dividend on the Performance-Restricted Shares or the Participant receives any other shares, securities, moneys or property (other than regular cash dividends on and after the date of this Agreement) representing a distribution or return of capital upon or in respect of the Performance-Restricted Shares pursuant to a stock split, reclassification or other like changes of the Performance-Restricted Shares, or otherwise received in exchange therefor, and any warrants, rights or options issued to the Participant in respect of the Performance-Restricted Shares (collectively “RS Property”) as long as the Performance-Restricted Shares remain Performance-Restricted Shares,” such RS Property shall be subject to the same restrictions as the Performance-Restricted Shares with regard to which they are issued and shall herein be encompassed within the term “Performance-Restricted Shares.”
(b)  Rights with Regard to Performance-Restricted Shares.  The Participant will have the right to vote the Performance-Restricted Shares, to retain all dividends payable to holders of Shares of record on and after the transfer of the Performance-Restricted Shares (although such dividends shall be treated, to the extent required by applicable law, as additional compensation for tax purposes if paid on Performance-Restricted Shares and stock dividends will be subject to the vesting restrictions provided in Section 5), and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to the Performance-Restricted Shares set forth in the Plan, with the exceptions that: (i) the Participant will not be entitled to delivery of the stock certificate or certificates representing the Performance-Restricted Shares, if any, until the vesting of the Performance-Restricted Shares in accordance with the vesting schedule set forth in Section 5(c) or 6(d) or upon the occurrence of any event that would accelerate vesting of the Performance-Restricted Shares (the “Restriction Period”); (ii) the Company (or its designated agent) will retain custody of the stock certificate or certificates representing the Performance-Restricted Shares and the other RS Property during the Restriction Period; (iii) no RS Property shall bear interest or be segregated in separate accounts during the Restriction Period; and (iv) the Participant may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Performance-Restricted Shares during the Restriction Period.

(c)   Compensation Recovery Policy. Incentive-based compensation received by a Participant shall be subject to recovery by the Company in accordance with the Company’s Compensation Recovery Policy.

(d)     Change in Control. The Performance-Restricted Shares will become fully vested upon a Change in Control. With respect to Performance-Restricted Shares which have not yet vested, it will be assumed that the Share Payout Percentage is 100%.

(e)     Termination; Forfeiture.  Any Performance-Restricted Shares not already vested shall become fully vested [upon termination of the Participant’s employment prior to the Vesting Date] other than as a result of a Termination Event [, and with respect to Performance-Restricted Shares, it will be assumed that the metric will be achieved at 100% if not then calculable]. The Participant shall forfeit to the Company, without compensation, any and all Performance-Restricted Shares that are not vested (but no vested portion of the Performance-Restricted Shares) and RS Property upon any of the following termination events (each, a “Termination Event”): (i) the termination of the Participant’s employment by the Company for Cause (as hereinafter defined) or (ii) the termination of the Participant’s employment by the Participant without Good Reason (as hereinafter defined).  For purposes hereof, “Cause” shall mean and refer to the Participant’s (i) willful failure to perform the duties of his employment in any material respect, (ii) malfeasance or gross negligence in the performance of his duties or (iii) conviction of a felony; “Good Reason” shall mean and refer to (w) a material reduction in the Participant’s base salary, (x) an adverse change in the Participant’s title, authority, duties, responsibilities or reporting lines, (y) the relocation of the Participant’s principal place of employment to a location more than 20 miles from the Participant’s current place of employment, or (z) a failure by the Company to pay material compensation when due in connection with the Participant’s employment.
(f)   Effect of Vesting.  Upon vesting of the Performance-Restricted Shares, the Company shall either (i) issue and deliver to the Participant a new stock certificate registered in the name of the Participant for such Shares without the legend set forth in Section 7 hereof or, (ii) if the Shares are held in book entry form, revise the book entry to the extent necessary to recognize that the vesting conditions have been satisfied and that the Shares are not restricted.  In either case, the Company shall deliver to the Participant any related other RS Property, subject to applicable withholding.

(g)    Withholding. The Participant shall pay, or make arrangements to pay, in a manner satisfactory to the Company, an amount equal to the amount of all applicable federal, state and local or foreign taxes that the Company is required to withhold at any time.  In the absence of such arrangements, the Company or a Subsidiary shall have the right to withhold such taxes from the Participant’s normal pay or other amounts payable to the Participant. In addition, any statutorily required withholding obligation may be satisfied, in whole or in part, at the Participant’s election by delivery of Shares of Common Stock (including Shares issuable under this Agreement).

(h)      Section 83(b). If the Participant properly elects (as required under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) within 30 days after the issuance of the Granted to include in gross income for federal income tax purposes in the year of issuance the fair market value of all or some of such Performance-Restricted Shares, the Participant shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to the Performance-Restricted Shares.  If the Participant shall fail to make such payment, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the Performance-Restricted Shares. The Participant acknowledges that it is his or her sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if he or she elects to utilize such election.

(i)       Compliance with Law.

(i) The grant made hereunder shall be subject to and conditioned upon compliance with all applicable federal and state laws, rules and regulations, including, but not limited to, the HSR Act (as defined below), and to such approvals by any government or regulatory agency, or any national securities exchange listing requirements, as may be required.  The Company shall not be required to issue the Shares or to deliver any certificate representing the Shares or other RS Property if the issuance or receipt of such Shares would constitute a violation by the Participant or the Company of any provisions of any federal or state laws, rules or regulations or any national securities exchange.
(ii)        The Participant and the Company acknowledge that the grant hereunder may subject the Participant and/or the Company to the filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the “HSR Act”).  If any approval or waiting period under the HSR Act shall be required prior to the Participant being able to accept the grant, then the Company and the Participant agree to promptly make all necessary notifications or other filings required by the HSR Act and to cooperate with one another to supply promptly any information and documentation that may be required or requested by the Department of Justice or the Federal Trade Commission pursuant to the HSR Act.  The Participant and the Company acknowledge and agree that, to the extent that the HSR Act is applicable to the grant of Shares hereunder, the issuance of the Shares shall be conditioned upon and subject to compliance with the HSR Act.

7.    Legend. All certificates representing the Shares shall, in addition to such legends required to be placed thereon by applicable blue sky laws of any state, a legend substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of common stock represented hereby are subject to the terms and conditions (including forfeiture) of the Lincoln Educational Services Corporation (the “Company”) 2020 Long-Term Incentive Plan (the “Plan”) and an agreement entered into between the registered owner and the Company dated [date].  Copies of such Plan and agreement are on file at the principal office of the Company.”

Notwithstanding the foregoing, in no event shall the Company be obligated to issue a certificate representing the Shares prior to the vesting dates set forth above.

8.    Securities Representations.  The Shares are being issued to the Participant, and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant. The Participant acknowledges, represents and warrants that:

(a)      he or she has been advised that he or she may be an “affiliate” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) and in this connection the Company is relying in part on his or her representations set forth in this section;

(b)      if he or she is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Shares must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a re-offer prospectus) with regard to such Shares and the Company is under no obligation to register the Shares (or to file a re-offer prospectus); and

(c)       if he or she is deemed an affiliate within the meaning of Rule 144 of the Securities Act, he or she understands that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.

9.    No Obligation to Continue Employment.  This Agreement is not an agreement of employment.  This Agreement does not guarantee that the Company or any Subsidiary will employ or retain, or continue to employ or retain, the Participant during the entire, or any portion of the, term of this Agreement, including, but not limited to, any period during which the Performance-Restricted Shares are outstanding, nor does it modify in any respect the Company or any Subsidiary’s right to terminate or modify the Participant’s employment or compensation.
10.  Power of Attorney.  The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments that such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  Nevertheless, the Participant shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for the purpose.

11.  Provisions of Plan Control.  This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time.  The Plan is incorporated herein by reference and all capitalized terms in this Agreement that are not otherwise defined shall have the same meaning as set forth in the Plan. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

12.   Acceptance.  The Participant shall forfeit the Shares if the Participant does not execute this Agreement within a period of 60 days from the date the Participant receives this Agreement (or such other period as the Committee shall provide).

13.   Miscellaneous.

(a)       This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

(b)      This Agreement shall be governed and construed in accordance with the laws of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).

(c)      This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.

(d)      The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the Grant Date indicated in Section 2 of this Agreement.

LINCOLN EDUCATIONAL SERVICES CORPORATION

By:
Name:	Brian K. Meyers
Title:	Chief Financial Officer

PARTICIPANT

Name:

Signature:

Schedule A

Performance-Restricted Share Vesting Payout Table

Percentage of Target Adjusted EBITDA Achieved in 2027	Share Payout Percentage (Percentage of Shares Actually Vesting)

Less than 90%	0.00%
90%	25.00%
91%	32.50%
92%	40.00%
93%	47.50%
94%	55.00%
95%	62.50%
96%	70.00%
97%	77.50%
98%	85.00%
99%	92.50%
100% and above	100.00%

Schedule B

Examples of Calculation of Performance-Restricted Shares Provided Solely for Illustration

Facts:

•	10,000 Performance-Restricted Shares (“Performance-Restricted Shares”) are granted to you on February 19, 2025.

•
The Performance-Restricted Shares become vested in one installment of 10,000 Shares, as adjusted by the achievement of performance metrics, on March 1, 2028, if you remain an employee on that vesting date.

•	The Performance-Restricted Shares are subject to the achievement of performance metrics included on Schedule A. The target Adjusted EBITDA is $X for the year ending December 31, 2027.

Examples:

•
Example 1:  The Company’s actual Adjusted EBITDA for 2027 is 105% of the Target Amount.  You will become vested in 100% of the Target Payout (10,000 shares) on March 1, 2028 if you are still an employee on that date.

•
Example 2:  The Company’s actual Adjusted EBITDA for 2027 is 95% of the Target Amount.  You will become vested in 62.5% of the Target Payout (6,250 shares) on March 1, 2028 if you are still an employee on that date.  The remaining 3,750 Performance-Restricted Shares will be canceled.

•
Example 3:  The Company’s actual Adjusted EBITDA for 2027 is 85% of the Target Amount.  You will become vested in 0% of the Target Payout (0 shares) on March 1, 2028, and the 10,000 Performance-Restricted Shares will be canceled.

The foregoing examples are for illustration only, and are not a prediction of the Company’s actual performance each year.